UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2012

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, the registrant’s Board of Directors appointed Edward O. Hunter to the Board to fill the vacancy created by the previously reported resignation of Charles W.B. Wardell III.  Mr. Hunter was also appointed to the Compensation Committee.

Mr. Hunter has practiced as an international business lawyer and litigator for more than 35 years, in both private practice and as in-house counsel.  Most recently, he practiced with the business-focused firm of Robinson & Robinson, LLP, from 2002 to 2010, and since then with his own law office in Laguna Hills, California.  Within the past five years, he served as a director of En Pointe Technologies, Inc. (Nasdaq-CM: ENPT (now privately held))(2003-2009) and of International Stem Cell Corporation (OTC: ISCO)(2007-2009), where he also served as Chairman of the respective Compensation Committees and as a member of their Audit Committees.  From 2006 to 2009, he served on the board of Ovex Technologies (Pvt.) Ltd. of Lahore, Pakistan, chaired its Compensation Committee and served on its Audit Committee.  He previously served on the registrant’s Board of Directors from February 2009 to July 2009.  He has been designated a “financial expert” within the meaning of the Sarbanes-Oxley Act of 2002 (“SOX”) and has experience implementing procedures to comply with SOX requirements.

In addition to his legal training and experience, Mr. Hunter has completed the Corporate Directors Certification Program at the UCLA Anderson Graduate School of Management and the certification procedures of the National Association of Corporate Directors.  As chairman of three previous Compensation Committees, he led each company’s compliance with Regulation S-K (nonfinancial disclosures) and the evolving new rules and standards for executive compensation.

Mr. Hunter earned his law degree from The George Washington University, and a BA from the University of Utah.  Hunter qualifies as an “independent director.”  He has no arrangements, understandings, business or family relationship with any existing member of the registrant’s Board of Directors or any executive officer or shareholder of the registrant.  He will receive compensation as a director in line with the registrant’s current compensation arrangement for non-employee directors, which will entitle him to a monthly retainer fee of $2,000.

Additionally, on October 2, 2012, the registrant’s Board of Directors increased the size of the Board of Directors from five to six members.

Lastly, on October 5, 2012 the registrant’s Board of Directors appointed Mr. Hunter as Chairman of the Compensation Committee.  He was also appointed to the Audit and Nominating Committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: October 5, 2012	By: /s/ Salvatore . Zizza
Salvatore J. Zizza
Chairman of the Board & Chief Executive Officer

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